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As filed with the Securities and Exchange Commission on March 21, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIVE STAR QUALITY CARE, INC.
(Exact name of registrant as specified in its charter)

Maryland	8051	04-3516029
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Evrett W. Benton, President
Five Star Quality Care, Inc.
400 Centre Street
Newton, Massachusetts 02458
(617) 796-8387
(Name, address, including zip code, telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800	Frederick W. Kanner, Esq. Glenn R. Pollner, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ 333-83648

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.01 par value per share	776,134	$7.45(1)	$5,782,199	$532

(1)
The public offering price of the shares of common stock being sold in the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The registrant hereby incorporates by reference into this registration statement the contents of the Registration Statement on Form S-1 (File No. 333-83648), as amended, filed with the Securities and Exchange Commission on March 1, 2002 and declared effective on March 20, 2002.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 21, 2002.

FIVE STAR QUALITY CARE, INC.
By:	/s/ EVRETT W. BENTON Evrett W. Benton President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ EVRETT W. BENTON Evrett W. Benton	President and Chief Executive Officer	March 21, 2002
/s/ BRUCE J. MACKEY JR. Bruce J. Mackey Jr.	Chief Financial Officer and Treasurer	March 21, 2002
* Barry M. Portnoy	Managing Director	March 21, 2002
* Gerard M. Martin	Managing Director	March 21, 2002
* Bruce M. Gans	Director	March 21, 2002
* John L. Harrington	Director	March 21, 2002
* Arthur G. Koumantzelis	Director	March 21, 2002
*By:	/s/ EVRETT W. BENTON
Attorney-in-Fact Pursuant to Power of Attorney Previously Filed

Exhibit index

Exhibit No.	Description

5.1	Legal Opinion of Ballard Spahr Andrews & Ingersoll, LLP
23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
23.3	Consent of KPMG LLP
23.4	Consent of Arthur Andersen LLP
23.5	Consent of PricewaterhouseCoopers LLP
24.1	Powers of Attorney of directors and officers signing this registration statement are part of the signature page to the Registration Statement on Form S-1, File No. 333-83648

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